Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated October 18, 2001, relating to the financial statements of Asphalt Paving International, Inc. which is incorporated by reference in that Prospectus.

/s/ James E. Scheifley & Associates, P.C.

Dillon, Colorado

January __, 2002